Exhibit 99.1

Page 1 of 2 – TRX Reports Improved Profitability

TRX REPORTS IMPROVED PROFITABILITY

ATLANTA, 13 NOVEMBER 2009 — TRX, Inc. (www.trx.com) (NASDAQ: TRXI), a global leader in travel technology and data services, today reported financial results for the quarter ended 30 September 2009.

Net income for the third quarter was $0.4 million compared with net loss of ($2.1) million in the third quarter of 2008. Total revenues excluding client reimbursements for the third quarter of 2009 were $15.2 million compared with $19.6 million in the third quarter of 2008. Revenues from transaction processing services for the third quarter of 2009 decreased to $12.1 million from $16.1 million in the third quarter of 2008. Revenues from data reporting services were $3.2 million, compared with $3.5 million in the prior year.

Adjusted revenues for the third quarter of 2009 were $15.2 million compared with $19.6 million in the third quarter of 2008. Adjusted EBITDA was $2.1 million for the quarter, compared with $1.0 million in the third quarter of 2008.

“Our business performed well in the third quarter. We more than doubled our adjusted EBITDA as we benefited from data analytics revenues and other project work,” said TRX President & CEO Shane Hammond. “We continue to invest in business development and in bundling our offerings to deliver more value to existing and prospective customers. Against a challenging economic backdrop in which clients carefully weigh their alternatives, TRX is focused on improving the success rate of our selling efforts, implementing more clients and doing so at a faster rate. Our team is eagerly tackling these opportunities as we move toward becoming a higher margin, hosted software provider.”

TRX provided improved financial guidance for calendar year 2009, consisting of revenues of approximately $57 million, adjusted EBITDA of approximately $6 million, and capital expenditures of approximately $3 million.

Use of Non-GAAP Financial Measures

TRX provides financial measures and terms not calculated in accordance with accounting principles generally accepted in the United States (GAAP). Presentation of non-GAAP measures such as Adjusted Revenues, Adjusted Data Reporting Revenues, EBITDA and Adjusted EBITDA provide investors with an alternative method for assessing our operating results in a manner that enables investors to more thoroughly evaluate our performance. These non-GAAP measures provide a baseline for assessing the company’s future earnings expectations. TRX management uses these non-GAAP measures for the same purpose. The non-GAAP measures included in this release are provided to give investors access to the types of measures that we use in analyzing our results. Adjusted Revenues and Adjusted Data Reporting Revenues consist of GAAP transaction and other revenues, adjusted for the revenue earned from Citibank for providing routine services, which was required under US GAAP to be deferred until the sale of a software license to Citibank was complete, which occurred on April 30, 2008. The deferral of revenue recognition was required in the absence of vendor-specific objective evidence of the fair value of the license. Management uses Adjusted Revenue and Adjusted Data Reporting Revenue as additional measures for evaluating the performance of the business, because the pricing for and level of routine services currently being provided to Citibank are equivalent to those provided to Citibank before the arrangement to sell a license was consummated in July 2007.

EBITDA consists of GAAP net income (loss) adjusted for the items included in the accompanying reconciliation. EBITDA provides useful information to investors about the Company’s performance because it eliminates the effects of period to period changes in the cost associated with capital investments and interest expense. Adjusted EBITDA consists of EBITDA adjusted for the items included in the accompanying reconciliation. EBITDA and Adjusted EBITDA do not give effect to the cash the Company must use to service its debt or pay its income taxes and thus do not reflect the funds generated from operations or actually available for capital expenditures.

Copyright 2009 TRX, Inc. All rights reserved.

Page 2 of 2 – TRX Reports Improved Profitability

TRX’s calculation of Adjusted Revenues, Adjusted Data Reporting Revenues, EBITDA and Adjusted EBITDA is not necessarily comparable to similarly titled measures reported by other companies. These non-GAAP measures may be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. Schedules that reconcile Adjusted Revenues, EBITDA and Adjusted EBITDA to GAAP net income (loss) and Adjusted Data Reporting Revenues to GAAP Data Reporting Revenues are included with this release.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking” statements as defined in Section 27A of the Securities Act of 1933 (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), the Private Securities Litigation Reform Act of 1995 (the “PSLRA”), or in releases made by the Securities and Exchange Commission, all as may be amended from time to time. Statements contained in this press release that are not historical facts may be forward-looking statements within the meaning of the PSLRA. Any such forward-looking statements reflect our beliefs and assumptions and are based on information currently available to us and are subject to risks and uncertainties that could cause actual results to differ materially, including but not limited to, the loss of key clients, volatility in the number of transactions we service, failure or interruptions of our software, hardware and other systems, industry declines, competitive pressures and other risks, including those discussed under the heading “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2009.

Forward-looking statements are predictions and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. These cautionary statements are being made pursuant to the Securities Act, the Exchange Act and the PSLRA with the intention of obtaining the benefits of the “safe harbor” provisions of such laws. TRX, Inc. cautions investors that any forward-looking statements we make are not guarantees or indicative of future performance.

Pre-recorded Call Information

After the earnings release has been furnished to the SEC, a pre-recorded call offering additional comments on the quarter will be available to all investors at www.trx.com under the Investors section of the website, both as a webcast and in the form of transcript. An archived webcast and transcript will remain available on the company’s Website for approximately 90 days.

About TRX

TRX (NASDAQ: TRXI) is a global leader in travel technology and data services. We develop and host software applications that process data records and automate manual processes, enabling our clients to optimize performance and control costs. We deliver our technology applications in an on-demand environment to travel agencies, corporations, travel suppliers, government agencies, credit card associations, credit card issuing banks, and third-party administrators. TRX is headquartered in Atlanta with operations and associates in North America, Europe, and Asia. Please visit the company’s Website at www.trx.com.

Investor Contacts:	David Cathcart
Chief Financial Officer
(404) 929-6154

Media Contacts:	Stephen Carroll
Senior Director, Product Marketing, TRX, Inc.
(214) 346-4758

Copyright 2009 TRX, Inc. All rights reserved.

TRX, INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
REVENUES:
Transaction processing	$12,085	$16,053	$36,366	$50,250
Data reporting	3,152	3,507	8,710	28,729

Transaction and other revenues	15,237	19,560	45,076	78,979
Client reimbursements	103	347	350	621

Total revenues	15,340	19,907	45,426	79,600

EXPENSES:
Operating	9,164	12,127	27,363	39,527
Selling, general and administrative	3,083	3,576	8,622	12,811
Technology development	927	3,012	3,393	10,606
Client reimbursements	103	347	350	621
Impairment of goodwill, intangible assets and other long-lived assets	—	—	43,692	—
Depreciation and amortization	1,325	2,742	5,112	8,047

Total expenses	14,602	21,804	88,532	71,612

OPERATING INCOME (LOSS)	738	(1,897)	(43,106)	7,988

INTEREST (EXPENSE) INCOME:
Interest income	5	30	15	97
Interest expense	(203)	(123)	(595)	(348)

Total interest (expense) income, net	(198)	(93)	(580)	(251)

INCOME (LOSS) BEFORE INCOME TAXES	540	(1,990)	(43,686)	7,737

INCOME TAX PROVISION (BENEFIT)	100	86	(533)	86

NET INCOME (LOSS)	$440	$(2,076)	$(43,153)	$7,651

Net Income (Loss) per Share
Basic and diluted	$0.02	$(0.11)	$(2.34)	$0.42

Weighted Average Shares Outstanding
Basic	18,442	18,362	18,425	18,340
Diluted	18,627	18,362	18,425	18,340

Other Data:
Adjusted revenues	$15,237	$19,560	$45,076	$72,474
Adjusted EBITDA	2,136	968	5,916	9,884
Adjusted data reporting revenues	3,152	3,507	8,710	22,224
Capital expenditures	452	944	2,272	5,431

	As of September 30, 2009	As of December 31, 2008
Consolidated Balance Sheet Data:
Cash and cash equivalents	$7,801	$6,873
Total shareholders' equity	(1,741)	41,217

TRX, INC. AND SUBSIDIARIES

UNAUDITED RECONCILIATION OF GAAP FINANCIAL MEASURES

TO NON-GAAP FINANCIAL MEASURES

(In thousands)

Reconciliation of Transaction and Other Revenues to Adjusted Revenues and Net Income (Loss) to EBITDA and

Adjusted EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Transaction and other revenues	$15,237	$19,560	$45,076	$78,979
Deferred data reporting revenues (1)	—	—	—	(6,505)

Adjusted revenues	15,237	19,560	45,076	72,474

Net income (loss)	440	(2,076)	(43,153)	7,651
Depreciation and amortization	1,325	2,742	5,112	8,047
Interest expense, net	198	93	580	251
Income tax provision (benefit)	100	86	(533)	86

EBITDA	2,063	845	(37,994)	16,035
Impairment of goodwill, intangible assets and other
long-lived assets	—	—	43,692	—
Stock compensation expense	73	123	218	354
Deferred data reporting revenues (1)	—	—	—	(6,505)

Adjusted EBITDA	$2,136	$968	$5,916	$9,884

Reconciliation of Data Reporting Revenues to Adjusted Data Reporting Revenues

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Data reporting revenues	$3,152	$3,507	$8,710	$28,729
Deferred data reporting revenues (1)	—	—	—	(6,505)

Adjusted data reporting revenues	$3,152	$3,507	$8,710	$22,224

(1)	Data reporting services provided to Citibank which were required to be deferred under US GAAP until the Company’s sale of a non-exclusive DATATRAX license, which occurred on April 30, 2008.